UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2015 (April 8, 2015)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on March 10, 2015 by NCI Building Systems, Inc. (“NCI” or the “Company”), as a result of the Company’s commercial sales reorganization, the Company notified Mark W. Dobbins and Bradley D. Robeson on March 4, 2015 that these individuals would no longer serve as President of Metal Components Division and President of Engineered Buildings Division, respectively, effective March 9, 2015, due to the elimination of those positions.

On April 8, 2015, Mr. Dobbins entered into a Transition and Separation Agreement with the Company, and on April 10, 2015, Mr. Robeson entered into a Transition and Separation Agreement with the Company (the “Separation Agreements”). Pursuant to the Separation Agreements, each of these individuals will continue as a non-executive employee of the Company until July 13, 2015, will then retire and separate, respectively, and will thereafter provide consulting services to the Company at no fee for a period of time until either the consultant or the Company provides thirty days’ notice to the other party. The Separation Agreements provide that Messrs. Dobbins and Robeson will receive severance payments and termination benefits consisting of (1) $325,000 and $310,000, respectively, payable in two equal installments; (2) a pro rata bonus for the 2015 fiscal year of the Company, payable when bonuses are paid to continuing officers; (3) full vesting of 9,912 shares of restricted Company common stock in the case of Mr. Dobbins, and  full vesting of 8,596 options to purchase shares of Company common stock in the case of Mr. Robeson; and (4) other incidental benefits including subsidized COBRA continuation coverage.  The remaining equity awards held by Messrs. Dobbins and Robeson will be treated in accordance with their terms (including, without limitation, settlement of the performance share units granted in 2012 in accordance with their terms based on the satisfaction of the applicable performance goals, and forfeiture of all of the restricted stock and performance share awards granted in December 2014).   Each of the individuals has provided the Company with a customary general release of claims and restrictive covenants relating to (among other things) competition, solicitation of customers and employees and preservation of confidential information.

The foregoing description of the Separation Agreements is a summary, is not complete and is qualified in its entirety by reference to the full text of the Separation Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending May 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2015	NCI BUILDING SYSTEMS, INC.

	By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel and Secretary